PURCHASE AND SALE AGREEMENT


      THIS AGREEMENT is made as of the ____ day of July, 1996, between VF SANDY PLAINS ASSOCIATES, L.P., a Georgia limited partnership ("Seller"), and RRC ACQUISITIONS, INC., a Florida corporation, its designees, successors and assigns ("Buyer").

                                  Background

      Buyer wishes to purchase a shopping center located in Cobb County, Georgia, owned by Seller, known as Sandy Plains Village (the "Shopping Center");

      Seller wishes to sell the Shopping Center to Buyer;

      In consideration of the mutual agreements herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, Seller agrees to sell and Buyer agrees to purchase the Property (as hereinafter defined) on the following terms and conditions:


                                1.  DEFINITIONS

      As used in this Agreement, the following terms shall have the following meanings:

      1.1 Agreement means this instrument as it may be amended from time to time.

      1.2 Allocation Date means the close of business on the day immediately prior to the Closing Date.

      1.3 Approved Lease means a written Lease approved by Buyer, the terms of which comport with the Leasing Requirements for the Earnout Space attached hereto as Exhibit 1.3.

      1.4 Audit Representation Letter means the form of Audit Representation Letter attached hereto as Exhibit 1.4, or substantially similar thereto as approved by Buyer and Seller during the Inspection Period.

      1.5 Buyer means the party identified as Buyer on the initial page hereof.

      1.6   Capitalization Rate means ten percent (10%).

      1.7 Closing means generally the execution and delivery of those documents and funds necessary to effect the sale of the Property by Seller to Buyer.

      1.8   Closing Date means the date on which the Closing occurs.

      1.9 Contracts means all service contracts, agreements or other instruments to be assigned by Seller to Buyer at Closing.



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      1.10  Day means a business day, whether or not the term is capitalized.

      1.11 Earnest Money Deposit means the deposit delivered by Buyer to Escrow Agent prior to the Closing under Section 2.4 of this Agreement, together with the earnings thereon, if any.

      1.12 Earnout Space means the space identified as Suite 430 (30,979 square feet), which is located in the Shopping Center.

      1.13 Effective Gross Income means twelve (12) months "base" or "minimum" rent plus expense reimbursement recoveries under a particular Approved Lease, less (i) a management fee charge of four percent (4.0%) of such rent and recoveries, and (ii) a charge for any increase in operating expenses, if any, specifically attributable to the new tenant(s) occupancy.

      1.14 Environmental Claim means any investigation, notice, violation, demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding, or claim (whether administrative, judicial, or private in nature) arising (a) pursuant to, or in connection with, an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Material or actual or alleged Hazardous Material Activity, (c) from any abatement, removal, remedial, corrective, or other response action in connection with a Hazardous Material, Environmental Law or other order of a governmental authority or (d) from any actual or alleged damage, injury, threat, or harm to health, safety, natural resources, or the environment.

      1.15 Environmental Law means any current legal requirement in effect at the Closing Date pertaining to (a) the protection of health, safety, and the indoor or outdoor environment, (b) the conservation, management, protection or use of natural resources and wildlife, (c) the protection or use of source water and groundwater, (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Material or (e) pollution (including any Release to air, land, surface water, and groundwater); and includes, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USC 9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 USC 6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC 1251 et seq., Clean Air Act of 1966, as amended, 42 USC 7401 et seq., Toxic Substances Control Act of 1976, 15 USC 2601 et seq., Hazardous Materials Transportation Act, 49 USC App. 1801, Occupational Safety and Health Act of 1970, as amended, 29 USC 651 et seq., Oil Pollution Act of 1990, 33 USC 2701 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 USC App. 11001 et seq., National Environmental Policy Act of 1969, 42 USC 4321 et seq., Safe Drinking Water Act of 1974, as amended by 42 USC 300(f) et seq., and any similar, implementing or successor law, any amendment, rule, regulation, order or directive, issued thereunder.


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      1.16 Escrow Agent means Ulmer, Murchison, Ashby & Taylor, Attorneys, whose address is Suite 1600, SunTrust Building, 200 West Forsyth Street, Jacksonville, Florida 32202 (Fax 904/354-9100), or any successor Escrow Agent.

      1.17   Governmental   Approval  means  any  permit,   license,   variance,
certificate, consent, letter, clearance, closure, exemption, decision, action or approval of a governmental authority.

      1.18 Hazardous Material means any petroleum, petroleum product, drycleaning solvent or chemical, biological or medical waste, "sharps" or any other hazardous or toxic substance as defined in or regulated by any Environmental Law in effect at the pertinent date or dates.

      1.19 Hazardous Material Activity means any activity, event, or occurrence at or prior to the Closing Date involving a Hazardous Material, including, without limitation, the manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation, handling or corrective or response action to any Hazardous Material.

      1.20 Improvements means any buildings, structures or other improvements situated on the Real Property.

      1.21 Inspection Period means the period of time which expires at the end of business on Friday, August 2, 1996.

      1.22 Leases means all leases and other occupancy agreements permitting persons to lease or occupy all or a portion of the Property.

      1.23 Materials means all plans, drawings, specifications, soil test reports, environmental reports, market studies, surveys, and similar documentation, if any, owned by or in the possession of Seller with respect to the Property, Improvements and any proposed improvements to the Property, which Seller may lawfully transfer to Buyer except that, as to financial and other records, Materials shall include only photostatic copies.

      1.24 Permitted Exceptions means only the following interests, liens and encumbrances:

            (a)    Liens for ad valorem taxes not payable on or before Closing;

            (b)    Rights of tenants under Leases; and

            (c)    Other matters determined by Buyer to be acceptable.

      1.25 Personal Property means all (a) sprinkler, plumbing, heating, air-conditioning, electric power or lighting, incinerating, ventilating and cooling systems, with each of their respective appurtenant furnaces, boilers, engines, motors, dynamos, radiators, pipes, wiring and other apparatus, equipment and fixtures, elevators, partitions, fire prevention and extinguishing

                                     -3-

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systems located in or on the Improvements,  (b) all Materials, and (c) all other personal property used in connection with the Improvements, provided the same are now owned or are acquired by Seller prior to the Closing.

      1.26 Property means collectively the Real Property, the Improvements and the Personal Property.

      1.27 Prorated means the allocation of items of expense or income between Buyer and Seller based upon that percentage of the time period as to which such item of expense or income relates which has expired as of the date at which the proration is to be made.

      1.28 Purchase Price means the consideration agreed to be paid by Buyer to Seller for the purchase of the Property as set forth in Section 2.1 (subject to adjustments as provided herein).

      1.29 Real Property means the lands more particularly described on Exhibit 1.29, together with all easements, licenses, privileges, rights of way and other appurtenances pertaining to or accruing to the benefit of such lands.

      1.30 Release means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the indoor or outdoor environment, including, without limitation, the abandonment or discarding of barrels, drums, containers, tanks, and other receptacles containing or previously containing any Hazardous Material at or prior to the Closing Date.

      1.31 Rent Roll means the list of Leases attached hereto as Exhibit 1.31, identifying with particularity the space leased by each tenant, the term (including extensions), square footage and applicable rent, common area maintenance, tax and other reimbursements, security deposits and similar data.

      1.32 Seller means the party identified as Seller on the initial page hereof.

      1.33 Seller Financial Statements means the unaudited balance sheets and statements of income, cash flows and changes in financial positions of Seller for the Property, as of and for the two (2) calendar years next preceding the date of this Agreement and all monthly reports of income, expense and cash flow prepared by Seller for the Property, which shall be consistent with past practice for any period beginning after the latest of such calendar years, and ending prior to Closing.

      1.34 Shopping Center means the Shopping Center as identified on the initial page hereof.

      1.35 Survey means a map of a stake survey of the Real Property which shall comply with Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys, jointly established and adopted by ALTA and ACSM in 1992, and includes items 1, 2, 3, 4, 6, 7, 8, 9, 10 and 11 of Table "A" thereof, which meets the accuracy standards (as adopted by ALTA

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and ACSM and in effect on the date of the Survey) of an urban  survey,  which is dated not earlier than thirty (30) days prior to the Closing, and which is certified to Buyer, Seller, the Title Insurance company providing Title Insurance to Buyer, and Buyer's lender, and dated as of the date the Survey was made.

      1.36 Tenant Estoppel Letter means a letter or other certificate from a tenant certifying as to certain matters regarding such tenant's Lease, in substantially the same form as attached hereto as Exhibit 1.36, or in the case of national or regional "credit" tenants identified as such on the Rent Roll, the form customarily used by such tenant.

      1.37 Title Defect means any exception in the Title Insurance Commitment or any matter disclosed by the Survey, other than a Permitted Exception.

      1.38 Title Insurance means an ALTA Form B Owners Policy of Title Insurance for the full Purchase Price insuring marketable title in Buyer in fee simple, subject only to the Permitted Exceptions, issued by a title insurer acceptable to Buyer.

      1.39 Title Insurance Commitment means a binder whereby the title insurer agrees to issue the Title Insurance to Buyer.

      1.40 Transaction Documents means this Agreement, the deed conveying the Property, the assignment of leases, the bill of sale conveying the Personal Property and all other documents required or appropriate in connection with the transactions contemplated hereby.


                        2.  PURCHASE PRICE AND PAYMENT

      2.1   Purchase Price; Payment.

            (a) Purchase Price and Terms. The total Purchase Price for the Property (subject to adjustment as provided herein) shall be Fifteen Million Six Hundred Twelve Thousand and No/100 Dollars ($15,612,000.00). The Purchase Price shall be payable in cash at Closing.

            (b) Adjustments to the Purchase Price. The Purchase Price shall be adjusted as of the Closing Date by:

                   (1) prorating the Closing year's real and tangible personal property taxes as of the Allocation Date (if the amount of the current year's property taxes are not available, such taxes will be prorated based upon the prior year's assessment);

                   (2) prorating as of the Allocation Date cash receipts and expenditures for the Shopping Center and other items customarily prorated in transactions of this sort;

                   (3) subtracting the amount of security deposits, prepaid rents from tenants under the Leases, and credit balances, if any, of any tenants. Any rents, percentage

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rents or tenant reimbursements  payable after the Allocation Date but applicable to periods on or prior to the Allocation Date shall be remitted to Seller by Buyer within thirty (30) days after receipt. Buyer shall have no obligation to collect delinquencies, but should Buyer collect any delinquent rents or other sums which cover periods prior to the Allocation Date and for which Seller have received no proration or credit, Buyer shall remit same to Seller within thirty
(30) days after receipt, less any costs of collection. Buyer will not interfere in Seller's efforts to collect sums due it prior to the Closing. Seller will remit to Buyer promptly after receipt any rents, percentage rents or tenant reimbursements received by Seller after Closing which are attributable to periods occurring after the Allocation Date. Undesignated receipts after Closing of either Buyer or Seller from tenants in the Shopping Center shall be applied first to then current rents and reimbursements for such tenant(s), then to
delinquent  rents  and  reimbursements   attributable  to  post-Allocation  Date
periods, and then to pre-Allocation Date periods; and

                   (4) deferring up to $2,400,000 of the Purchase Price until the Commencement Date (hereinafter defined) has occurred, at which point the appropriate amount of the "additional consideration" (as hereinafter defined) shall be placed in Escrow in keeping with Section 2.2 hereof; provided that, if the Commencement Date has occurred, the appropriate amount of "additional consideration" shall be placed in Escrow and held in Escrow until the Qualification Date (as hereinafter defined) occurs. Upon the occurrence of the Qualification Date, all additional consideration applicable to an Approved Lease for which the Qualification Date has occurred shall be disbursed from the Escrow Account in accordance with the provisions of Section 2.2 hereof.

      2.2 Earnout Space; Additional Consideration. The Earnout Space is not currently leased. Seller shall have until December 31, 1998, inclusive (the "Earnout Period"), within which to lease the Earnout Space to an unaffiliated creditworthy tenant and receive additional consideration therefor. Any such lease must be an Approved Lease and must demise the entire Earnout Space, provided Buyer will consider the subdivision of the Earnout Space into no more than two stores, the specifics of which are subject to Buyer's specific approval. To be considered for additional consideration such Approved Lease (or two Approved Leases, if applicable), whether produced by Seller or Buyer, must be executed by Buyer as landlord and the prospective tenant on or prior to December 31, 1998. The additional consideration, if any, is payable to Escrow Agent, in escrow as hereinafter provided, on the Commencement Date for the particular Approved Lease. The additional consideration shall be an amount equal to (A) the Effective Gross Income attributable to the particular Approved Lease,
(B) divided by 0.10, and (C) multiplied by 0.70. Brokerage fees earned with respect to the leasing of all or any portion of the Earnout Space on or before December 31, 1998, to a tenant shall be paid directly by Seller. Tenant and building improvements and other concessions to the tenant treated as a landlord expense under the Approved Lease shall be paid proportionately by Seller and Buyer, seventy percent (70%) by Seller and thirty percent (30%) by Buyer (Seller's portion to be paid by Seller prior to payment of the Earnout Consideration or if not paid, credited against the amount due Seller). The amount so calculated as due and owing to Seller shall be referred to as "additional consideration". Seller shall have the entire Earnout Period in which to obtain executed Approved Lease(s) for all or part of the Earnout Space. Once the additional consideration has been placed in escrow in accordance with the provisions of this

                                     -6-

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Agreement,  the only bases (the  "Return  Events"),  upon which  Seller shall be deprived of and not entitled to the additional consideration as it relates to a specific lease is either: (i) the tenant is dispossessed of the leased premises and the Lease is terminated prior to the Qualification Date or (ii) the tenant has vacated the leased premises prior to the Qualification Date.

The Commencement Date for each Approved Lease of space in the Earnout Space shall be the date upon which the matters set forth in item (a) shall have occurred and the Qualification Date shall be the date which occurs after the Commencement Date upon which item (b) shall have occurred, as follows:

            (a)    The following three events:

                   (1) the Approved Lease shall have been executed by each of the parties;

                   (2) the tenant shall have accepted the space and be law-fully open for business therein; and

                   (3) there shall be no material default under such Approved Lease.
            (b) The Tenant shall have received all concessions agreed to by the Landlord and any one of the following two events have occurred:

                   (1) The tenant shall have paid full rent and reimbursements for at least six (6) consecutive months, or

                   (2) Tenant shall have paid full rent and reimbursements for nine (9) out of the first twelve (12) months in which rental and reimbursements are to be paid under said lease ("12-Month Rental Period").

Buyer and Seller acknowledge and agree that if at the end of the 12-Month Rental Period, the Qualification Date has not occurred, the Buyer (landlord) shall have the option of and must do one of the following: (i) disburse from the Escrow Agreement the portion of the additional consideration applicable to said Approved Lease for which the 12-Month Rental Period has expired, or (ii) initiate and diligently pursue the dispossession and removal of the tenant from the leased premises until said tenant has been removed.

Upon the occurrence of Commencement Date of such Approved Lease(s), Buyer shall deposit the additional consideration for the particular Earnout Space Approved Lease with Escrow Agent, who shall invest same in a money market account at First Union National Bank of Florida or in another investment agreed to by the parties hereto. The escrowed additional consideration and the earnings thereon which are attributable to a particular Approved Lease for which the Commencement Date has occurred shall be (i) disbursed to Seller on the Qualification Date (as defined hereinabove) for such Approved Lease, or (ii) disbursed to Buyer upon the occurrence of one of the Return Events for such Approved Lease. If a Return Event occurs prior to December 31, 1998, Seller shall again be entitled to act under this

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Section  2.2 and shall have the right  until  December  31,  1998,  to lease the
Earnout Space or vacated portion thereof as provided in and subject to the conditions of this Section 2.2.

In determining an "Approved Lease" in accordance with Exhibit 1.3 hereof, Buyer and Seller agree as follows:

                   (1) To exercise due diligence in reviewing, consulting, dealing with, and cooperating with each other to obtain an Approved Lease for the Earnout Space and in reviewing, analyzing and being assured that a proposed tenant or a proposed lease meet the standards for becoming an Approved Lease hereunder and in complying with the provisions of this Section 2.2 and Exhibit
1.3 hereof. Buyer and Seller agree that they shall cooperate and work to assist each other in this process, and that they are both obligated to exercise due diligence and reasonable, good faith efforts to work through and approve a proposed tenant or a proposed lease for all or part of the Earnout Space. To this end, Buyer and Seller agree to fully cooperate with and assist each other and communicate about the steps being taken and followed.

                   (2) Buyer and Seller agree to use their diligent, good faith efforts to lease all or part of the Earnout Space in accordance with the standards set forth on Exhibit 1.3 hereof, and to work with, cooperate with and assist each other in analyzing, reviewing and gathering any necessary information in regard to a potential tenant or potential lease.

                   (3) Buyer and Seller agree that in reviewing and approving potential "Approved Leases", Buyer shall not unreasonably withhold, delay or condition Buyer's consent and approval of a potential tenant or a potential lease, provided the standards of Exhibit 1.3 are met.

                   (4) If Buyer has previously entered into a lease at some other location with an entity or person whom Seller presents as a proposed tenant which satisfies the guidelines of Exhibit 1.3 hereof, Buyer will accept said tenant and will approve a Lease with such tenant using the same form and substantially the same noneconomic terms and conditions as contained in such previous lease.

                   (5) If a potential tenant or potential lease is presented to Buyer which satisfies all of the standards set forth on Exhibit 1.3 hereof, whether or not the Buyer consents to such lease, such lease shall be deemed to be an Approved Lease and Buyer shall not have the right to refuse, turn down, or disapprove such a potential tenant or potential lease that complies with the standards of Exhibit 1.3.

                   (6) In the event Seller obtains a proposed tenant and proposed lease for all or a significant portion of the Earnout Space and submits said proposed tenant and proposed lease to Buyer for its approval, Buyer shall have a period of fifteen (15) days after the receipt of the proposed lease and any related materials within which to respond to Seller in writing. If the response is in the negative, said response must be supplied to Seller in writing within said fifteen (15) days, along with a detailed list which defines and sets forth in clear and understandable terms the reasons for turning down or negating said potential tenant

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or  potential  lease.  In the event Buyer does not respond or take any action in regard to the written request or notice of a potential tenant or potential lease (when and if said lease and supporting financial and operating expense information are enclosed in the package) on the Earnout Space within said fifteen (15) day period, said potential tenant and potential lease shall be conclusively deemed to have been approved by Buyer as of the end of such fifteen
(15) day period, and shall become an Approved Lease which Buyer shall be obligated to execute and perform.

                   (7) The provisions of this Section 2.2 shall survive the Closing.


      2.3 End of Earnout Period. Notwithstanding any other provision of this Agreement, there shall be no additional consideration payable with respect to any Lease executed after the Earnout Period.

      2.4 Earnest Money Deposit. An Earnest Money Deposit in the amount of $50,000.00 shall be delivered to Escrow Agent within three (3) days after the date of execution by the last of Buyer or Seller to execute and transmit a copy of this Agreement to the other. This Agreement may be terminated by Seller if the Earnest Money Deposit is not received by Escrow Agent by such deadline. The Earnest Money Deposit paid by Buyer shall be held as specifically provided in this Agreement and shall be applied to the Purchase Price at the Closing.

      2.5   Closing Costs.

            (a)    Seller shall pay:

                   (1) Documentary stamp and other transfer taxes imposed upon the transactions contemplated hereby;

                   (2)  Cost of the Survey;

                   (3)  Cost of satisfying any liens on the Property;

                   (4) Costs, if any, of curing title defects and recording any curative title documents, up to a maximum of $25,000;

                   (5) All broker's commissions, finders' fees and similar expenses incurred by either party in connection with the sale of the Property, subject however to Buyer's indemnity given in Section 5.3 of this Agreement; and

                   (6) Seller's attorneys' fees relating to the sale of the Property.

            (b)    Buyer shall pay:

                   (1)  Cost of Buyer's due diligence inspection;

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                   (2)  Title insurance premium;

                   (3) Costs of the Phase 1 environmental site assessment to be obtained by Buyer;

                   (4)  Cost of recording the deed; and

                   (5)  Buyer's attorneys' fees.


                       3.  INSPECTION PERIOD AND CLOSING

      3.1   Inspection Period.

            (a) Buyer agrees that it will have the Inspection Period to physically inspect the Property, review the economic data, underwrite the tenants and review their leases, and to otherwise conduct its due diligence review of the Property and all books, records and accounts of Seller related thereto. Buyer hereby agrees to indemnify and hold Seller harmless from any damages, liabilities or claims for property damage or personal injury arising out of such inspection and investigation by Buyer or its agents or independent contractors. Within the Inspection Period, Buyer may, in its sole discretion and for any reason or no reason, elect to go forward with this Agreement to closing, which election shall be made by notice to Seller given within the Inspection Period. If such notice is not timely given, this Agreement and all rights, duties and obligations of Buyer and Seller hereunder, except any which expressly survive termination, shall terminate and Escrow Agent shall forthwith return to Buyer the Earnest Money Deposit. If Buyer so elects to go forward, the Earnest Money Deposit shall not be refundable except upon the terms otherwise set forth herein.

            (b) Buyer, through its officers, employees and other authorized representatives, shall have the right to reasonable access to the Property and all records of Seller related thereto, including without limitation all Leases and Seller Financial Statements, at reasonable times during the Inspection Period for the purpose of inspecting the Property, taking soil borings, conducting Hazardous Materials inspections, reviewing the books and records of Seller concerning the Property and otherwise conducting its due diligence review of the Property. Seller shall cooperate with and assist Buyer in making such inspections and reviews. Seller shall give Buyer any authorizations which may be required by Buyer in order to gain access to records or other information pertaining to the Property or the use thereof maintained by any governmental or quasi-governmental authority or organization. Buyer, for itself and its agents, agrees not to enter into any contract with existing tenants without the written consent of Seller if such contract would be binding upon Seller should this transaction fail to close. Buyer shall have the right to have due diligence interviews and other discussions or negotiations with tenants.

            (c) Buyer, through its officers or other authorized representatives, shall have the right to reasonable access to all Materials (other than privileged or confidential litigation materials) for the purpose of reviewing and copying the same.

      3.2 Hazardous Material. Prior to the end of the Inspection Period, Buyer may order a "Phase 1" assessment of the Property, and a copy of any assessment report, if made, shall be furnished by Buyer to Seller promptly upon its completion. If the assessment report discloses the existence of any Hazardous Material or any other matters concerning the environmental condition of the Property or its environs, Buyer may notify Seller in writing, within ten (10) business days after receipt of the assessment report, but not later than the end of the Inspection Period, that it elects to terminate this Agreement, whereupon this Agreement shall terminate and Escrow Agent shall return to Buyer its Earnest Money Deposit.

      3.3 Time and Place of Closing. Unless otherwise agreed by the parties, the Closing shall take place at the offices of Escrow Agent at 10:00 A.M. on Friday, August 9, 1996, provided that Buyer may designate an earlier date for Closing.


            4.  WARRANTIES, REPRESENTATIONS AND COVENANTS OF SELLER

      Seller warrants and represents as follows as of the date of this Agreement and as of the Closing and where indicated covenants and agrees as follows:

      4.1 Organization; Authority. Seller is duly organized, validly existing and in good standing under the laws of the state of its organization and the state in which the Shopping Center is located, and has full power and authority to enter into and perform this Agreement in accordance with its terms, and the persons executing this Agreement and other Transaction Documents have been duly authorized to do so on behalf of Seller. Seller is not a "foreign person" under Sections 1445 or 897 of the Internal Revenue Code nor is this transaction subject to any withholding under any state or federal law.

      4.2 Authorization; Validity. The execution and delivery of this Agreement by Seller and Seller's consummation of the transactions contemplated by this Agreement have been duly and validly authorized. To the best of Seller's knowledge this Agreement constitutes a legal, valid and binding agreement of Seller enforceable against it in accordance with its terms.

      4.3 Title. Seller is the owner in fee simple of all of the Property, subject only to the Permitted Exceptions.

      4.4 Commissions. Seller has neither dealt with nor does it have any knowledge of any broker or other party who has or may have any claim against Seller, Buyer or the Property for a brokerage commission or finder's fee or like payment arising out of or in connection with the transaction provided herein except for Marcus & Millichap and Seller agrees to indemnify Buyer from any such claim arising by, through or under Seller.

      4.5 Sale Agreements. The Property is not subject to any outstanding agreement(s) of sale, option(s), or other right(s) of third parties to acquire any interest therein, except for Permitted Exceptions and this Agreement.

      4.6 Litigation. There is no litigation or proceeding pending, or to the best of Seller's knowledge, threatened against Seller relating to the Property.

      4.7 Leases. There are no Leases affecting the Property, oral or written, except as listed on the Rent Roll, and any Leases or modifications entered into between the date of this Agreement and the Closing Date shall be with the consent of Buyer, which consent shall not be unreasonably withheld, delayed or conditioned. Copies of the Leases, which have been delivered to Buyer or shall be delivered to Buyer within five (5) days from the date hereof, are, to the best knowledge of Seller, true, correct and complete copies thereof, subject to the matters set forth on the Rent Roll. Between the date hereof and the Closing Date, Seller will not terminate or modify existing Leases or enter into any new Leases without the consent of Buyer, which consent shall not be unreasonably withheld, delayed or conditioned. All of the Property's tenant leases are in good standing and to the best of Seller's knowledge no defaults exist thereunder except as noted on the Rent Roll. No rent or reimbursement has been paid more than one (1) month in advance and no security deposit has been paid, except as stated on the Rent Roll. No tenants under the Leases are entitled to interest on any security deposits. No tenant under any Lease has or will be promised any inducement, concession or consideration by Seller other than as expressly stated in such Lease, and except as stated therein there are and will be no side agreements between Seller and any tenant.

      4.8 Financial Statements. Each of the Seller Financial Statements delivered or to be delivered to Buyer hereunder has or will have been prepared in accordance with the books and records of Seller and presents fairly in all material respects the financial condition, results of operations and cash flows for the Property as of and for the periods to which they relate. All are in conformity with generally accepted accounting principles applied on a consistent basis. There has been no material adverse change in the operations of the Property or its prospects since the date of the most recent Seller Financial Statements. Seller covenants to furnish promptly to Buyer copies of the Seller Financial Statements together with unaudited updated monthly reports of cash flow for interim periods beginning after December 31, 1995. Buyer and its independent certified accountants shall be given access to Seller's books and records at any time prior to and for six (6) months following Closing upon reasonable advance notice in order that they may verify the financial statements prior to Closing. Seller agrees to cooperate with Buyer's auditors and to cause its management agent to execute and deliver to Buyer or its accountants the Audit Representation Letter should Buyer's accountants audit the records of the Shopping Center.

      4.9 Contracts. Except for Leases and Permitted Exceptions, there are no management, service, maintenance, utility or other contracts or agreements affecting the Property, oral or written, which extend beyond the Closing Date and which would bind Buyer or encumber the Property, at Buyer's option, more than thirty (30) days after Closing. All such Contracts are in full force and effect in accordance with their respective terms, and all obligations of Seller under the Contracts required to be performed to date have been performed in all material respects; no party to any Contract has asserted any claim of default or offset against Seller with respect thereto and no event has occurred or failed to occur, which would in any way affect the validity or enforceability of any such Contract; and the copies of the Contracts delivered to Buyer prior to the date hereof are true, correct and complete copies thereof. Between the date hereof and the Closing, Seller covenants to fulfill all of its obligations under all Contracts, and covenants not to terminate or modify any such Contracts or enter into any new contractual obligations relating to the Property without the consent of Buyer (not to be unreasonably withheld, delayed or conditioned) except such obligations as are freely terminable without penalty by Seller upon not more than thirty (30) days' written notice.

      4.10 Maintenance and Operation of Property. From and after the date hereof and until the Closing, Seller covenants to keep and maintain and operate the Property substantially in the manner in which it is currently being maintained and operated and covenants not to cause or permit any waste of the Property nor undertake any action with respect to the operation thereof outside the ordinary course of business without Buyer's prior written consent. In connection therewith, Seller covenants to make all necessary repairs and replacements until the Closing so that the Property shall be of substantially the same quality and condition at the time of Closing as on the date hereof. Seller covenants not to remove from the Improvements or the Real Property any article included in the Personal Property. Seller covenants to maintain such casualty and liability insurance on the Property as it is presently being maintained.

      4.11 Permits and Zoning. To the best of Seller's knowledge, there are no material permits and licenses (collectively referred to as "Permits") required to be issued to Seller by any governmental body, agency or department having jurisdiction over the Property which materially affect the ownership or the use thereof which have not been issued. To the best of Seller's knowledge, the Property is properly zoned for its present use and is not subject to any local, regional or state development order. To the best of Seller's knowledge, the use of the Property is consistent with the land use designation for the Property under the comprehensive plan or plans applicable thereto, and all concurrency requirements have been satisfied. To the best of Seller's knowledge, there are no outstanding assessments, impact fees or other charges related to the Property.

      4.12 Rent Roll; Tenant Estoppel Letters. The Rent Roll is true and correct in all respects. Seller agrees to use its best reasonable efforts to obtain current Tenant Estoppel Letters reasonably acceptable to Buyer from all Tenants under Leases, which Tenant Estoppel Letters shall confirm the matters reflected by the Rent Roll as to the particular tenant.

      4.13 Condemnation. To the best of Seller's knowledge, neither the whole nor any portion of the Property, including access thereto or any easement benefiting the Property, is subject to temporary requisition of use by any governmental authority or has been condemned, or taken in any proceeding similar to a condemnation proceeding, nor is there now pending any condemnation, expropriation, requisition or similar proceeding against the Property or any portion thereof. Seller has received no notice nor has any knowledge that any such proceeding is contemplated.

     4.14 Governmental Matters. Seller has not entered into any commitments or agree- ments with any governmental authorities or agencies affecting the Property that have not been disclosed in writing to Buyer and Seller has received no notices from any such governmental
                                     -13-
authorities or agencies of uncured violations at the Property of building, fire, air pollution or zoning codes, rules, ordinances or regulations, environmental and hazardous substances laws, or other rules, ordinances or regulations relating to the Property. Seller shall be responsible for the remittance of all sales tax for periods occurring prior to the Allocation Date directly to the appropriate state department of revenue.

      4.15 Repairs. Seller has received no notice of any requirements or recommendations by any lender, insurance companies, or governmental body or agencies requiring or recommending any repairs or work to be done on the Property which have not already been completed.

      4.16 Consents and Approvals; No Violation. To the best of Seller's knowledge, neither the execution and delivery of this Agreement by Seller nor the consummation by Seller of the transactions contemplated hereby will (a) require Seller to file or register with, notify, or obtain any permit,
authorization,   consent,   or  approval  of,  any  governmental  or  regulatory
authority; (b) conflict with or breach any provision of the organizational documents of Seller; (c) violate or breach any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which Seller is a party, or by which Seller, the Property or any of Seller's material assets may be bound; or (d) violate any order, writ, injunction, decree, judgment, statute, law or ruling of any court or governmental authority applicable to Seller, the Property or any of Seller's material assets.

      4.17 Environmental Matters. Except for those matters appearing in the Phase I Environmental Assessment Report prepared by ATEC dated October 31, 1995, and the Site Investigation Report prepared by Golder Associates, Inc., dated April 13, 1996, copies of which have been furnished to Buyer, Seller represents and warrants as of the date hereof and as of the Closing to the best of Seller's knowledge that:

            (a) Seller has not, and has no knowledge of any other person who has, caused any Release, threatened Release, or disposal of any Hazardous Material at the Property in any material quantity;

            (b) The Property does not now contain and to the best of Seller's knowledge has not contained any: (a) underground storage tank, (b) material amounts of asbestos- containing building material, (c) landfills or dumps, (d) drycleaning plant or other facility using drycleaning solvents; or (e) hazardous waste management facility as defined pursuant to the Resource Conservation and Recovery Act ("RCRA") or any comparable state law. The Property is not a site on or nominated for the National Priority List promulgated pursuant to Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or any state remedial priority list promulgated or published pursuant to any comparable state law; and

            (c) There are to the best of Seller's knowledge no conditions or circumstances at the Property which pose a risk to the environment or the health or safety of persons.

            5.  WARRANTIES, REPRESENTATIONS AND COVENANTS OF BUYER

      Buyer hereby warrants and represents as of the date of this Agreement and as of the Closing and where indicated covenants and agrees as follows:

      5.1 Organization; Authority. Buyer is a corporation duly organized, validly existing and in good standing under laws of Florida and has full power and authority to enter into and perform this Agreement in accordance with its terms, and the persons executing this Agreement and other Transaction Documents on behalf of Buyer have been duly authorized to do so.

      5.2 Authorization; Validity. The execution, delivery and performance of this Agreement and the other Transaction Documents have been duly and validly authorized by the Board of Directors of Buyer. This Agreement has been duly and validly executed and delivered by Buyer and (assuming the valid execution and delivery of this Agreement by Seller) constitutes a legal, valid and binding agreement of Buyer enforceable against it in accordance with its terms.

      5.3 Commissions. Buyer has neither dealt with nor does it have any knowledge of any broker or other party who has or may have any claim against Buyer or Seller for a brokerage commission or finder's fee or like payment arising out of or in connection with the transaction provided herein except Marcus & Millichap whose commission shall be paid by Seller; and Buyer agrees to indemnify Seller from any other such claim arising by, through or under Buyer.


                         6.  POSSESSION; RISK OF LOSS

     6.1 Possession. Possession of the Property will be transferred to Buyer at the conclusion of the Closing, subject only to outstanding Leases.

     6.2 Risk of Loss. All risk of loss to the Property shall remain upon Seller until the conclusion of the Closing. If, before the possession of the Property has been transferred to Buyer, any material portion of the Property is damaged by fire or other casualty and will not be restored by the Closing Date or if any material portion of the Property is taken by eminent domain or there is a material obstruction of access to the Improvements by virtue of a taking by eminent domain, Seller shall, within ten (10) days of such damage or taking, notify Buyer thereof and Buyer shall have the option to:

            (a) terminate  this Agreement upon notice to Seller given within ten
(10) business days after such notice from Seller, in which case Buyer shall receive a return of its Earnest Money Deposit; or

            (b) proceed with the purchase of the Property, in which event Seller shall assign to Buyer all Seller's right, title and interest in all amounts due or collected by Seller under the insurance policies or as condemnation awards. In such event, the Purchase Price shall be reduced by the amount of any insurance deductible to the extent it reduced the insurance proceeds payable.


                               7.  TITLE MATTERS

      7.1   Title.

            (a) Title Insurance. Prior to the end of the Inspection Period Buyer shall order the Title Insurance Commitment from Chicago Title Insurance Company and the Survey from a reputable surveyor familiar with the Property (Seller agreeing to furnish to Buyer copies of any existing surveys and title information in its possession promptly after execution of this Agreement). Buyer will notify Seller in writing of any Title Defects, encroachments or other matters not acceptable to Buyer which are not permitted by this Agreement not later than ten (10) days prior to the end of the Inspection Period. Any Title Defect or other objection disclosed by the Title Insurance Commitment (other than liens removable by the payment of money) or the Survey which is not timely specified in Buyer's written notice to Seller of Title Defects shall be deemed a Permitted Exception. Seller shall notify Buyer in writing within five (5) days of Buyer's notice if Seller intends to cure any Title Defect or other objection. If Seller elects to cure, Seller shall use diligent efforts to cure the Title Defects and/or objections by the Closing Date (as it may be extended). If Seller elects not to cure or if such Title Defects and/or objections are not cured, Buyer shall have the right, in lieu of any other remedies and as its sole remedy, to: (i) refuse to purchase the Property, terminate this Agreement and receive a return of the Earnest Money Deposit; or (ii) waive such Title Defects and/or objections and close the purchase of the Property subject to them, in which event all such waived Title Defects shall become Permitted Exceptions.

            (b) Miscellaneous Title Matters. If a search of the title discloses judgments, bankruptcies or other returns against other persons having names the same as or similar to that of Seller, Seller shall on request deliver to Buyer an affidavit stating, if true, that such judgments, bankruptcies or the returns are not against Seller. Seller further agrees to execute and deliver to the Title Insurance agent at Closing such documentation, if any, as the Title Insurance underwriter shall reasonably require to evidence that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and that there are no mechanics' liens on the Property or parties in possession of the Property other than tenants under Leases and Seller.


                           8.  CONDITIONS PRECEDENT

      8.1 Conditions Precedent to Buyer's Obligations. The obligations of Buyer under this Agreement are subject to satisfaction or waiver by Buyer of each of the following conditions or requirements on or before the Closing Date:

            (a) Seller's warranties and representations under this Agreement shall be true and correct as of the Closing Date, and Seller shall not be in default hereunder.

            (b) All obligations of Seller contained in this Agreement, shall have been fully performed in all material respects and Seller shall not be in default under any covenant, restriction, right-of-way or easement affecting the Property.

            (c) There shall have been no material adverse change in the Property, its operations or future prospects, the Leases or the financial condition of tenants leasing space in excess of 5,000 square feet or more than twenty percent (20%) of the other tenants who have signed leases for any portion of the Property since the date of this Agreement. The Kroger Company, Blockbuster Music/Blockbuster Entertainment and Revco Discount Drug Centers, Inc. and no less than eighty percent (80%) of the other tenants shall be open for business in the Shopping Center and be current in paying rent.

            (d) A Title Insurance Commitment in the full amount of the Purchase Price shall have been issued and "marked down" through Closing, subject only to Permitted Exceptions.

            (e) The physical and environmental condition of the Property shall be unchanged from the date of this Agreement, ordinary wear and tear excepted.

            (f) Seller shall have delivered to Buyer the following in form reasonably satisfactory to Buyer:

                (1) A limited warranty deed in proper form for recording, duly executed and acknowledged so as to convey to Buyer the fee simple title to the Property, subject only to the Permitted Exceptions;

                (2) Originals, if available, or if not, true copies of the Leases and of the contracts, agreements, permits and licenses, and such Materials as may be in the possession or control of Seller;

                (3) A blanket assignment to Buyer of all Leases and the contracts, agreements, permits and licenses (to the extent assignable) as they affect the Property, including an indemnity against breach of the Leases by Seller prior to the Closing Date;

                (4) A bill of sale with respect to the Personal Property and Materials;


                (5)  The Survey;

                (6) A current rent roll for all Leases in effect showing no changes from the rent roll attached to this Agreement other than those set forth in the Leases or approved in writing by Buyer;

                (7) All Tenant Estoppel Letters obtained by Seller, which must include The Kroger Company, Blockbuster Music/Blockbuster Entertainment and Revco Discount Drug Centers, Inc. and eighty percent (80%) of the other tenants who have signed leases for any portion of the Property, without any material exceptions, covenants, or changes to the form approved by Buyer and distributed to the tenants by Seller;

                (8) A general assignment of all assignable existing warranties relating to the Property;

                (9) An owner's affidavit, non-foreign affidavits, Georgia non-tax withholding certificate or Georgia residency affidavit and such other documents as may reasonably be required by Buyer or its counsel in order to effectuate the provisions of this Agreement and the transactions contemplated herein;

               (10) The originals or copies of any real and tangible personal property tax bills for the Property for the tax year of Closing and the previous year, and, if requested, the originals or copies of any current water, sewer and utility bills which are in Seller's custody or control;

               (11) Resolutions of Seller authorizing the transactions described herein;

               (12) All keys and other means of access to the Improvements in the possession of Seller or its agents;

               (13)  Materials; and

               (14) Such other documents as Buyer may reasonably request to effect the transactions contemplated by this Agreement.

            In the event that all of the  foregoing  provisions  of this Section
8.1 are not satisfied and Buyer elects in writing to terminate this Agreement, then the Earnest Money Deposit shall be promptly delivered to Buyer by Escrow Agent and, upon the making of such delivery, neither party shall have any further claim against the other by reasons of this Agreement, except as provided in Article 9.

      8.2 Conditions Precedent to Seller's Obligations. The obligations of Seller under this Agreement are subject to satisfaction or waiver by Seller of each of the following conditions or requirements on or before the Closing date:

            (a) Buyer's warranties and representations under this Agreement shall be true and correct as of the Closing Date, and Buyer shall not be in default hereunder.

            (b) All of the obligations of Buyer contained in this Agreement shall have been fully performed by or on the date of Closing in compliance with the terms and provisions of this Agreement.

            (c) Buyer shall have delivered to Seller at or prior to the Closing the following, which shall be reasonably satisfactory to Seller:

                  (1) Delivery and/or payment of the balance of the Purchase Price in accordance with Section 2.1 at Closing;

                  (2) Such other documents as Seller may reasonably request to effect the transactions contemplated by this Agreement.

            (d) The Assignment of Leases shall contain Buyer's indemnity of Seller for claims, losses and damages arising after the Closing Date. Buyer acknowledges and agrees that after Closing Buyer shall have the obligation to refund and return security deposits under all leases applicable to the Property as, if and when provided in the Leases.

            (e) The reciprocal indemnities given in the Assignment of Leases shall survive the Closing indefinitely.

            (f) In the event that all conditions precedent to Buyer's obligation to purchase shall have been satisfied but the foregoing provisions of this
Section 8.2 have not, and Seller elects in writing to terminate this Agreement, then the Earnest Money Deposit shall be promptly delivered to Seller by Escrow Agent and, upon the making of such delivery, neither party shall have any further claim against the other by reasons of this Agreement, except as provided in Article 9; except that it is expressly acknowledged and agreed that Buyer's indemnity contained in Sections 3.1(a) and 5.3 of this Agreement shall survive such termination for one (1) year. It is further acknowledged and agreed that the obligations of Buyer under such indemnities are not subject to the liquidated damages provisions set forth in Section 9.2 hereof.

      8.3 Best Efforts. Each of the parties hereto agrees to use reasonable best efforts to take or cause to be taken all actions necessary, proper or advisable to consummate the transactions contemplated by this Agreement.


                       9.  PRE-CLOSING BREACH; REMEDIES

      9.1 Breach by Seller. In the event of a breach of Seller's covenants or warranties herein and failure by Seller to cure such breach within the time provided for Closing, Buyer may, at Buyer's election and as Buyer's sole remedy
(i) terminate this Agreement and receive a return of the Earnest Money Deposit, and the parties shall have no further rights or obligations under this Agreement (except as survive termination); (ii) enforce this Agreement by suit for specific performance; or (iii) waive such breach and close the purchase contemplated hereby, notwithstanding such breach.

      9.2 Breach by Buyer. In the event of a breach of Buyer's covenants or warranties herein and failure of Buyer to cure such breach within the time provided for Closing, Seller's sole remedy shall be to terminate this Agreement and retain Buyer's Earnest Money Deposit as agreed liquidated damages for such breach, and upon payment in full to Seller of such amounts, the parties shall have no further rights, claims, liabilities or obligations under this Agreement (except as survive termination). Seller and Buyer agree that if Buyer should fail or refuse to purchase the property from Seller as provided in this Agreement, the amount of damages to Seller would be difficult, if not impossible, to determine, and the amount specified in this Section as liquidated damages represents a good faith reasonable estimate by the parties of the amount of damages that Seller would incur in such event.


                  10.  POST CLOSING INDEMNITIES AND COVENANTS

      10.1 Seller's Indemnity. Should this transaction close, Seller, subject to the limitations set forth herein, shall indemnify, defend and hold harmless Buyer from all claims, demands, liabilities, damages, penalties, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, which may be imposed upon, asserted against or incurred or paid by Buyer by reason of, or on account of, any breach by Seller of Seller's warranties, representations and covenants. Seller's warranties, representations and covenants contained in this Agreement and the foregoing indemnity set forth in this Section 10.1, shall survive the Closing for one (1) year, whereupon they shall terminate and be null and void and of no further force or effect, except as specifically contained in any Closing document. Buyer's rights and remedies herein against Seller shall be in addition to, and not in lieu of all other rights and remedies of Buyer at law or in equity.

      10.2 Buyer's Indemnity. Should this transaction close, Buyer shall indemnify, defend and hold harmless Seller from all claims, demands, liabilities, damages, penalties, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, which may be imposed upon, asserted against or incurred or paid by Seller by reason of, or on account of, any breach by Buyer of Buyer's warranties, representations and covenants. Buyer's warranties, representations and covenants contained in this Agreement, and the foregoing indemnity set forth in this Section 10.2, shall survive the Closing for one (1) year whereupon it shall terminate and be null and void and of no further force or effect, except as specifically contained in any Closing document. Seller's rights and remedies herein against Buyer shall be in addition to, and not in lieu of all other rights and remedies of Seller at law or in equity.


                              11.  MISCELLANEOUS

      11.1 Disclosure. Neither party shall disclose the transactions contemplated by this Agreement without the prior approval of the other, except to its attorneys, accountants and other consultants, their lenders and prospective lenders, or where disclosure is required by law.

     11.2 Radon Gas. Radon is a naturally occurring radioactive gas which, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon which exceed federal and state guidelines have been
                                     -20-
found in buildings in the state in which the Property is located. Additional information regarding radon and radon testing may be obtained from the county public health unit.

      11.3 Entire Agreement. This Agreement, together with the Exhibits attached hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may not be modified, amended or otherwise changed in any manner except by a writing executed by Buyer and Seller.

      11.4 Notices. All written notices and demands of any kind which either party may be required or may desire to serve upon the other party in connection with this Agreement shall be served by personal delivery, certified or overnight mail, reputable overnight courier service or facsimile (followed promptly by hard copy) at the addresses set forth below:

            As to Seller:           The Vlass-Fotos Group, Ltd.
                              Attention:  Mr. Michael B. Vlass
                                          Two Ravina Drive, Suite 1540
                              Atlanta, Georgia  30346
                              Facsimile:  (770) 395-7888

            With a copy to:         Holt, Ney, Zatcoff & Wasserman
                              Attention:  Robert G. Holt, Esquire
                              100 Galleria Parkway, Suite 600
                              Atlanta, Georgia  30339-5911
                              Facsimile:  (770) 956-1490

            As to Buyer:            RRC Acquisitions, Inc.
                              Attention:  Robert L. Miller
                              Suite 200, 121 W. Forsyth St.
                              Jacksonville, Florida 32202
                              Facsimile: (904) 634-3428

            With a copy to:         Ulmer, Murchison, Ashby & Taylor
                              Attention:  William E. Scheu, Esq.
                              P. O. Box 479
                              Suite 1600, 200 W. Forsyth St.
                              Jacksonville, FL 32201 (32202 for courier)
                              Facsimile: (904) 354-9100

Any notice or demand so served shall constitute proper notice hereunder upon delivery to the United States Postal Service or to such overnight courier. A party may change its notice address by notice given in the aforesaid manner.

      11.5 Headings. The titles and headings of the various sections hereof are intended solely for means of reference and are not intended for any purpose whatsoever to modify, explain or place any construction on any of the provisions of this Agreement.

      11.6 Validity. If any of the provisions of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement by the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable shall not be affected thereby, and every provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

      11.7 Attorneys' Fees. In the event of any litigation between the parties hereto to enforce any of the provisions of this Agreement or any right of either party hereto, the unsuccessful party to such litigation agrees to pay to the successful party all costs and expenses, including reasonable attorneys' fees, whether or not incurred in trial or on appeal, incurred therein by the successful party, all of which may be included in and as a part of the judgment rendered in such litigation. Any indemnity provisions herein shall include indemnification for reasonable attorneys' fees and costs, whether or not suit be brought and including fees and costs on appeal.

      11.8  Time of Essence.  Time is of the essence of this Agreement.

      11.9 Governing Law. This Agreement shall be governed by the laws of the State of Georgia and the parties hereto agree that any litigation between the parties hereto relating to this Agreement shall take place (unless otherwise required by law) in a court located in Cobb County, State of Georgia. Each party waives its right to jurisdiction or venue in any other location.

      11.10 Successors and Assigns. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No third parties, including any brokers or creditors, shall be beneficiaries hereof.

      11.11 Exhibits. All exhibits attached hereto are incorporated herein by reference to the same extent as though such exhibits were included in the body of this Agreement verbatim.

      11.12 Gender; Plural; Singular; Terms. A reference in this Agreement to any gender, masculine, feminine or neuter, shall be deemed a reference to the other, and the singular shall be deemed to include the plural and vice versa, unless the context otherwise requires. The terms "herein," "hereof," "hereunder," and other words of a similar nature mean and refer to this Agreement as a whole and not merely to the specified section or clause in which the respective word appears unless expressly so stated.

     11.13 Further Instruments, Etc. Seller and Buyer shall, at or after Closing, execute any and all documents and perform any and all acts reasonably necessary to fully implement this Agreement.

     11.14 Survival. The obligations of Seller and Buyer intended to be performed after the Closing shall survive the closing.

     11.15 No Recording. Neither this Agreement nor any notice, memorandum or other notice or document relating hereto shall be recorded.

     11.16 Seller's Knowledge. To the "best of Seller's knowledge", or similar language as used herein shall mean the present knowledge of James D. Fotos, who owns a 100% interest in Seller, and the good faith knowledge of Seller's property manager, Maxwell Properties, Inc., with the clear understanding that no specific investigation or examination has been undertaken.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Witnesses:
                                    RRC ACQUISITIONS, INC.,
_____________________________       a Florida corporation
[- - - - - - - - - - - - - - - - -]
Name (Please Print)
                                    By:______________________________________
_____________________________          Its:___________________________________
[- - - - - - - - - - - - - - - - -]
Name (Please Print)                    Date:    July ____, 1996

                        Tax Identification No. 59-3210155

                                     "BUYER"

                        VF SANDY PLAINS ASSOCIATES, L.P.,
_____________________________       a Georgia limited partnership
[- - - - - - - - - - - - - - - - -]
Name (Please Print)                    By Its Sole General Partner:

                                       JDF Enterprise Control, Inc.,
_____________________________          a Georgia corporation
[- - - - - - - - - - - - - - - - -]
Name (Please Print)
                                       By:___________________________________
                                          Its:________________________________

                                    Date:  July ____, 1996

                                    Tax Identification No.:___________________

                                    "SELLER"

                            JOINDER OF ESCROW AGENT


      1. Duties. Escrow Agent joins herein for the purpose of acknowledging receipt of the initial Earnest Money Deposit and agrees to comply with the terms hereof insofar as they apply to Escrow Agent. Escrow Agent shall receive and hold the Earnest Money Deposit in trust, to be disposed of in accordance with the provisions of this joinder and Section 2.2 of the foregoing Agreement.

      2. Indemnity. Escrow Agent shall not be liable to either party except for claims resulting from the gross negligence or willful misconduct of Escrow Agent. If the escrow is involved in any controversy or litigation, the parties hereto shall jointly and severally indemnify and hold Escrow Agent free and harmless from and against any and all loss, cost, damage, liability or expense, including costs of reasonable attorneys' fees to which Escrow Agent may be put or which may incur by reason of or in connection with such controversy or litigation, except to the extent it is finally determined that such controversy or litigation resulted from Escrow Agent's gross negligence or willful misconduct. If the indemnity amounts payable hereunder result from the fault of Buyer or Seller (or their respective agents), the party at fault shall pay, and hold the other party harmless against, such amounts.

      3. Conflicting Demands. If conflicting demands are made upon Escrow Agent with respect to the escrow, the parties hereto expressly agree that Escrow Agent shall have the absolute right to do either or both of the following: (i) withhold and stop all proceedings in performance of this escrow and await settlement of the controversy by final appropriate legal proceedings or otherwise as it may require; or (ii) file suit for declaratory relief and/or inter- pleader and obtain an order from the court requiring the parties to interplead and litigate in such court their several claims and rights between themselves. Upon the filing of any such declaratory relief or interpleader suit and tender of the Earnest Money Deposit to the court, Escrow Agent shall thereupon be fully released and discharged from any and all obligations to further perform the duties or obligations imposed upon it. Buyer and Seller agree to respond promptly in writing to any request by Escrow Agent for clarification, consent or instructions. Any action proposed to be taken by Escrow Agent for which approval of Buyer and/or Seller is requested shall be considered approved if Escrow Agent does not receive written notice of disapproval within fourteen (14) days after a written request for approval is received by the party whose approval is being requested. Escrow Agent shall not be required to take any action for which approval of Buyer and/or Seller has been sought unless such approval has been received. No disbursements shall be made, other than as provided in Sections 2,2, 2.4, 3.1(a), 9.1 and 9.2 of the foregoing Agreement, or to a court in an interpleader action, unless Escrow Agent shall have given written notice of the proposed disbursement to Buyer and Seller and neither Buyer nor Seller shall have delivered any written objection to the disbursement within 14 days after receipt of Escrow Agent's notice. No notice by Buyer or Seller to Escrow Agent of disapproval of a proposed action shall affect the right of Escrow Agent to take any action as to which such approval is not required.

      4. Continuing Counsel. Seller acknowledges that Escrow Agent is counsel to Buyer herein and Seller agrees that in the event of a dispute hereunder or otherwise between Seller and Buyer, Escrow Agent may continue to represent Buyer notwithstanding that it is acting and will continue to act as Escrow Agent hereunder, it being acknowledged by all parties that Escrow Agent's duties hereunder are ministerial in nature.

     5. Tax Identification. Seller and Buyer shall provide to Escrow Agent appropriate Federal tax identification numbers.

                        ULMER, MURCHISON, ASHBY & TAYLOR


                                    By:
                              Its Authorized Agent

                                    Date:       July ____, 1996

                                                "ESCROW AGENT"

                                  EXHIBIT 1.3

                    Leasing Requirements for Earnout Space


      1. The proposed tenant shall have a Dunn & Bradstreet rating of 4-A-1 or better and shall be experienced in the operation of the type of business proposed to be conducted at the leased premises.

      2. The use proposed by said proposed tenant shall not be prohibited by or cause a default by the landlord under any existing lease in the Shopping Center and shall be consistent with that of a major tenant in a first class shopping center.

      3. The base rental rate for the Earnout Space shall be reasonably comparable to rental rates paid by tenants engaged in similar businesses or trades in the Atlanta, Georgia metropolitan trade area which trade area shall mean the Georgia counties of Fulton, Cobb, DeKalb, Gwinnett, Clayton, Henry, Coweta, Douglas, Paulding and Forsyth.

      4.   The term of the lease shall not be less than sixty (60) months.

      5. The monthly base rent shall not decrease at any time during the term of the lease.

      6. Buyer hereby approves as potential  tenants those  companies  listed on
Schedule 1 attached hereto, provided that, at the time of execution of the Approved Lease, such tenant, if one of those companies, then satisfies the requirements of paragraph 1 above.

      7. The proposed lease shall be in a form to be approved by Buyer, which shall contain the following essential terms:

           7.1   No security deposit shall be required from tenant.

           7.2 Tenant shall not be required to pay percentage rent on any of the following items:

                 (a) the amount of all discounts, refunds, credits, allowances and/or adjustments made to customers;

                 (b) the amount of all sales taxes and other taxes in the nature of sales taxes, whether or not the same be called sales taxes, imposed by any governmental authorities, federal, state or local, irrespective of whether the same be imposed by present or future laws;

                 (c) the  amount of all sales to  employees  of tenant or of any subtenants or concessionaires of tenant that are made at discounts from prices charged to customers;

                 (d) the amounts received for merchandise transferred to any other place of business of tenant or any subtenant or concessionaire of tenant or any business organization affiliated with tenant, wherever located, provided such merchandise is not used to fill a sale made in the premises, and amounts received for merchandise returned to suppliers for credit;

                 (e) interest or other carrying charges on lease, credit or time sales;

                 (f) the amounts charged to customers for mailing, delivery, alterations,or nominal services rendered to the customers at cost;

                 (g) unpaid balance of credit sales that are charged off as "bad debts," provided that if, at any time after any such unpaid balance shall be so charged off and prior to the expiration of the term of this lease, any amount shall be collected on account thereof, such amount shall then be included in gross sales;

                 (h) the amounts  received from sales of distressed,  damaged or obsolete merchandise sold to non-retail customers, and amounts received from sales of used trade fixtures and store operating equipment;

                 (i) amounts  received  from   concessionaires   of  tenant  for
                     occupancy, for services rendered to such concessionaires by tenant, or for supplies or equipment furnished to such concessionaires by tenant;

                 (j) amounts paid by tenant to companies provided credit card charges to tenant as to the fees and other charges therefor; and

                 (k) other  items  that  are   customarily   excluded  from  the
                     computation of percentage rent in the particular industry in which the proposed tenant is engaged.

           7.3 The lease shall not require that tenant continuously operate its business on the premises.

           7.4 Sales reporting by tenant to landlord with respect to the calculation of percentage rent should not be required more frequently than once per year.

           7.5   No advance deposit shall be required.

           7.6 Tenant shall have the right to alter the interior space of the premises without having to obtain the approval of landlord, so long as no such alteration impairs the structural integrity of the building or violates any applicable law, ordinance, or regulation.

           7.7 Landlord will allow tenant a 10-day grace period with respect to monetary defaults.

           7.8 Any tenant having a net worth in excess of $100 million will be allowed to self insure with respect to the insurance requirements of the lease, so long as such net worth is maintained. The tenant must agree to provide to landlord annually copies of its annual financial statements for the preceding year, prepared and certified by independent certified public accounts.

           7.9 Landlord will agree to allow tenant to assign or sublet all or a portion of the premises to any affiliate of tenant or to any entity acquiring substantially all of the assets of tenant, whether by asset purchase, merger or consolidation; provided, however, that landlord shall not be obligated to agree to any such assignment or subletting unless and until (a) the credit rating of said assignee or sublessee shall be equal to or better than the credit rating at that time of the assigning tenant, or (b) the assigning tenant shall remain jointly and severally liable to landlord for all obligations of assignee or sublessee under the lease following said assignment or subletting.

      8. The tenant, or tenants, under any lease covering the Earnout Space shall be bona fide third parties unaffiliated with Seller.

                                  EXHIBIT 1.3

                                  Schedule 1

                      List of Approved Potential Tenants


AMC Theatres                                    Just for Feet
Baby Superstore                                       The Linen Loft
Barnes & Noble, Inc.                                  Linen Supermarket
Beall's                                         Linens 'N Things
Bed Bath & Beyond                               Marshall's
Ben Franklin Stores                                   Michael's Stores
Best Buy Co.                                    MJ Designs
Books-A-Million                                       Office Depot
Borders Books                                   Office Max
Carmike Cinemas                                       Old Navy
Cineplex Odeon                                        Peebles, Inc.
Circuit City                                          PetSmart
Cloth World                                     Sears Homelife
CompUSA, Inc.                                   Sports Authority
Computer City                                   Stein Mart
The Container Store                                   TJ Maxx
Crown Books                                     Ulta Cosmetics
Ethan Allen                                           United Artist Theater
General Cinema                                        Uptons
Goody's Family Clothing                         Zany Brainy
Grand Slam USA
Hamrick's
Hancock Fabrics
Haverty's
Home Goods
Homeplace

                                  EXHIBIT 1.4

                          Audit Representation Letter


                          --------------------------
                         (Acquisition Completion Date)



KPMG Peat Marwick LLP
2700 Independent Square
One Independent Drive
Jacksonville, Florida  32202

      RE:  ___________________________________
           (Acquisition Property Name)

Dear Sirs:

      We are writing at your request to confirm our understanding that your audit of the Statement of Revenue and Certain Expenses of ________________________ for the twelve months ended December 31, 19____, was made for the purpose of expressing an opinion as to whether the statements provided to you present fairly in all material respects the results of its operations in conformity with generally accepted accounting principles. As managers of this property known as "Sandy Plains Shopping Center," Maxwell Properties, Inc., based upon its knowledge gathered in said capacity, confirms only to the named addressee and to no one else, to the best of its knowledge and belief the items set forth hereinbelow made to you during your audit.

      1. We have made available to you all financial records and related data in our possession for the period under audit.

      2.   There have been no undisclosed:

           (a) Irregularities involving any member of management or employees who have significant roles in the system of internal accounting control;

           (b) Irregularities involving other persons that could have a material effect on the statement of revenue and certain expenses;

           (c) Violations or possible violations of laws or regulations the effects of which should be considered for disclosure in the statement of revenue and certain expenses.

      3.   There are no:

     (a) Unasserted claims or assessments that our lawyers have advised us are probable of assertion and must be disclosed in accordance with Statement of Financial Accounting Standards No. 5;

     (b) Material gain or loss contingencies that we know of that should be disclosed;

           (c) Material transactions that have not been properly recorded in the accounting records underlying the financial statement; and

           (d) Events that have occurred subsequent to the audit period that should require adjustment to or disclosure in the Statement of Revenue and Certain Expenses.

      4. Provision, when material, has been made for losses to be sustained in the fulfillment of, or from inability to fulfill, any contract commitments.

      5. The shopping center has satisfactory title to all assets conveyed to RRC FL Three, Inc., as set forth in the title insurance delivered at Closing, and there are no liens or encumbrances on such assets nor has any such asset been pledged, that has not been disclosed, subject to the matters stated in such title insurance.

      6. All contractual agreements that would have a material effect on the Statement of Revenue and Certain Expenses have been complied with.

      7.   There have been no:

           (a)  Material  undisclosed  related  party  transactions  and related
      amounts  receivable  or  payable,   including  sales,  purchases,   loans,
      transfer, and guarantees;

           (b)   Agreements to repurchase assets previously sold.

      Further, we acknowledge that we are responsible for the fair presentation of the Statement of Revenue and Certain Expenses prepared in accordance with generally accepted accounting principles.


                                    Very truly yours,

                            MAXWELL PROPERTIES, INC.


                                    By:_________________________________
                                       Its:______________________________

                                 EXHIBIT 1.29

                      Legal Description of Real Property

                                 EXHIBIT 1.31

                                   Rent Roll

                                 EXHIBIT 1.36

                            Form of Estoppel Letter


                          _____________________, 1996





      RE:  Sandy Plains Village, Cobb County, Georgia


Ladies and Gentlemen:

      The undersigned (Tenant) has been advised you may purchase the above Shopping Center, and we hereby confirm to you that:

     1. The  undersigned  is the  Tenant of  __________________________________,
Landlord, in the above Shopping Center, and is currently in possession and paying rent on premises known as Store No. _______________ [or Address:
----------------------------------------------------------------],           and
containing approximately _____________ square feet, under the terms of the lease dated ______________________, which has (not) been amended by amendment dated ________________________ (the "Lease"). There are no other written or oral agreements between Tenant and Landlord. Tenant neither expects nor has been promised any inducement, concession or consideration for entering into the Lease, except as stated therein, and there are no side agreements or understandings between Landlord and Tenant.

     2. The term of the Lease commenced on ____________________, expiring on ___________________, with options to extend of ________________ (____) years each.

     3.   As of ____________________, monthly minimum rental is $_______________
           a month.

      4. Tenant is required to pay its pro rata share of Common Area Expenses and its pro rata share of the Center's real property taxes and insurance cost. Current additional monthly payments for expense reimbursement total $____________ per month for common area maintenance, property insurance and real estate taxes.

      5. Tenant has given [no security deposit] [a security deposit of $______________].

      6. No payments by Tenant under the Lease have been made for more than one (1) month in advance, and minimum rents and other charges under the Lease are current.

      7. All matters of an inducement nature and all obligations of the Landlord under the Lease concerning the construction of the Tenant's premises and development of the Shopping Center, including without limitation, parking requirements, have been performed by Landlord.

      8. The Lease contains no first right of refusal, option to expand, option to terminate, or exclusive business rights, except as follows:

      9. Tenant knows of no default by either Landlord or Tenant under the Lease, and knows of no situations which, with notice or the passage of time, or both, would constitute a default. Tenant has no rights to off-set or defense against Landlord as of the date hereof.

      10. The undersigned has not entered into any sublease, assignment or any other agreement transferring any of its interest in the Lease or the Premises except as follows:

     11.  Tenant has not  generated,  used,  stored,  spilled,  disposed  of, or released any hazardous substances at, on or in the Premises. "Hazardous Substances" means any flammable, explosive, toxic, carcinogenic, mutagenic, or corrosive substance or waste, including volatile petroleum products and derivatives and drycleaning solvents. To the best of Tenant's knowledge, no asbestos or polychlorinated biphenyl ("PCB") is located at, on or in the Premises. The term "Hazardous Substances" does not include those materials which are technically within the definition set forth above but which are contained in pre-packaged office supplies, cleaning materials or personal grooming items or other items which are sold for consumer or commercial use and typically used in other similar buildings or space.

The undersigned makes this statement for your benefit and protection with the understanding that you intend to rely upon this statement in connection with your intended purchase of the above described Premises from Landlord. The undersigned agrees that it will, upon receipt of written notice from Landlord, commence to pay all rents to you or to any Agent acting on your behalf.

                                    Very truly yours,



                                    -------------------------------------------
                                    ____________________________________(Tenant)





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Mailing Address:


____________________________           By:__________________________________
                                       Its:_________________________________



I:\USERS\WES\REG\SANDY.PSA

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